Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the quarterly report of Pillarstone Capital REIT (the “Company”) on Form 10-Q for the period ending March 31, 2024 (the “Report”) with the Securities and Exchange Commission, I, Bradford D. Johnson, Chief Executive Officer and I, Daniel P. Kovacevic, Chief Financial Officer, of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

		By:	PILLARSTONE CAPITAL REIT /s/ Bradford D. Johnson
Date:	August 13, 2026		Bradford D. Johnson Chief Executive Officer

		By:	PILLARSTONE CAPITAL REIT /s/ Daniel P. Kovacevic
Date:	August 13, 2026		Daniel P. Kovacevic Chief Financial Officer